FRONTEER DIRECTORY COMPANY, INC. ANNUAL MEETING
                                  SCHEDULE 14A
                                 (Rule 14a-101)

                       INFORMATION REQUIRED IN PROXY STATEMENT
                               SCHEDULE 14A INFORMATION
             PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                                 EXCHANGE ACT OF 1934

Filed by the Registrant [X]

FILED BY THE PARTY OTHER THAN THE REGISTRANT [ ]


Check the appropriate box:
[ ] Preliminary Proxy Statement [ ] Confidential for use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                        FRONTEER DIRECTORY COMPANY, INC.
                (Name of Registrant as Specified in its Charter)
               Payment of Filing Fee (Check the appropriate box):
[ ] $125 per Exchange Act Rules 0-11(c)(1)(ii),  14a-6(i)(1),  or 14a-6(i)(2) or
    Item  22(a)(2)  of  Schedule  14A.
[ ] $500 per each  party to the  controversy pursuant to Exchange Act
    Rule  14a-6(i)(3).
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which the transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[X]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          (1) Amount Previously Paid:

          (2) Form, Schedule or Registration Statement No.:

          (3) Filing Party:

          (4) Date Filed:

                        FRONTEER DIRECTORY COMPANY, INC.
                               One Norwest Center
                         1700 Lincoln Street, 32nd Floor
                             Denver, Colorado 80203


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            To be held on May 3, 1996



     NOTICE IS HEREBY GIVEN that an Annual Meeting of Stockholders (the "Meeting") of Fronteer Directory Company, Inc., a Colorado corporation (the "Company"), will be held at the Holiday Inn, Sixth and Broadway, Bismarck, North Dakota, on May 3, 1996, at 4:00 p.m., Central Standard Time, for the purpose of considering and voting upon proposals to:

     (1) Elect a Board of Directors to serve until the next Annual Meeting of Stockholders;

     (2) Amend the Company's Articles of Incorporation to change the name of the Company;

     (3) Adopt the 1996 Incentive and Nonstatutory Stock Option Plan for the benefit of eligible employees and consultants of the Company; and

     (4)  Transact such other business as may lawfully come before the Meeting.

Only stockholders of record at the close of business on March 11, 1996, are entitled to notice of and to vote at the Meeting, and at any adjournment thereof. A list of the shareholders entitled to vote at the Meeting will be kept at the Company's offices located at 216 North 23rd Street, Bismarck, North Dakota, 58501 and will be available for inspection on written demand by any shareholder or his agent or attorney during regular business hours and during the period available for inspection as set forth in the Company's bylaws.

The enclosed Proxy is solicited by and on behalf of the Board of Directors of the Company. All stockholders are cordially invited to attend the Meeting in person. Whether you plan to attend or not, please date, sign and return the accompanying proxy in the enclosed return envelope, to which no postage need be affixed if mailed in the United States. The giving of a proxy will not affect your right to vote in person if you attend the Meeting.




                       BY ORDER OF THE BOARD OF DIRECTORS



                      Robert L. Long, Secretary


Denver, Colorado
April 15, 1996

                        FRONTEER DIRECTORY COMPANY, INC.
                               One Norwest Center
                         1700 Lincoln Street, 32nd Floor
                             Denver, Colorado 80203

                                 PROXY STATEMENT
                      ANNUAL MEETING OF COMMON STOCKHOLDERS
                            TO BE HELD ON MAY 3, 1996


     This proxy statement ("Proxy Statement") is being furnished in connection with the solicitation of proxies by the Board of Directors (the "Board") of Fronteer Directory Company, Inc. (the "Company") to be used at the Annual Meeting of Stockholders (the "Meeting") to be held at the Holiday Inn, Sixth and Broadway, Bismarck, North Dakota, on May 3, 1996, at 4:00 p.m., Central Standard Time, and at any adjournment thereof.

     It is planned that this Proxy Statement and the accompanying Proxy will be mailed to the Company's stockholders on or about April 15, 1996.

     Any person signing and mailing the enclosed Proxy may revoke it at any time before it is voted by (i) giving written notice of the revocation to the Company's corporate secretary; (ii) voting in person at the Meeting; or (iii) voting again by submitting a new proxy card. Only the latest dated proxy card, including one which a person may vote in person at the Meeting, will count.

                  VOTING SECURITIES AND PRINCIPAL STOCKHOLDERS
                      AND SECURITY OWNERSHIP OF MANAGEMENT

     Voting rights are vested in the holders of the Company's $0.01 par value common stock ("Common Stock") with each share entitled to one vote. Holders of the Company's Series A Voting Cumulative Convertible Preferred Stock ("Preferred Stock") are also entitled to vote at the Meeting, with each share entitled to one vote. Cumulative voting in the election of directors is not permitted. Only stockholders of record at the close of business on March 11, 1996, are entitled to notice of and to vote at the Meeting or any adjournments thereof. On March 11, 1996, the Company had 12,558,061 shares of Common Stock outstanding and 87,500 shares of Preferred Stock outstanding.

     The following table sets forth as of April 4, 1996, the number of shares of the Company's outstanding Common Stock and Preferred Stock beneficially owned by each of the Company's current directors and officers, sets forth the number of shares of the Company's Common Stock and Preferred Stock beneficially owned by all of the Company's current directors and officers as a group and sets forth the number of shares of the Company's Common Stock and Preferred Stock owned by each person who owned of record, or was known to own beneficially, more than 5% of the Company's outstanding shares of Common Stock and Preferred Stock respectively:



                                   Amount and Nature
                                     of Beneficial               Percent of
Name and Address of                  Ownership (1)                 Class
Beneficial Owner or            --------------------------      ----------------
Officer or Director              Common         Preferred      Common Preferred
- -------------------            -----------      ---------      ------ ---------


R. A. Fitzner, Jr ..........   5,465,793(2)       7,500(3)        43.9%     8.6%
1700 Lincoln Street
32nd Floor
Denver, CO 80202

Dennis W. Olson ............     683,814(4)           0            5.5%       0
216 North 23rd Street
Bismarck, ND 58501

Robert L. Long .............     603,125(5)           0            4.8%       0

All officers and directors .   6,752,732(6)       7,500           54.2%     8.6%
as a group (3 persons)

- ------------------

(1) Each person has the sole voting and investment power over the shares indicated.

(2) Includes 881,088 shares over which Mr. Fitzner has voting power pursuant to four Voting Agreements and Irrevocable Proxies dated June 2, 1995, one each between Mr. Fitzner and Dorothy K. Englebrecht, Steven Fishbein, Peter O'Leary and Arlene Wilson. The irrevocable proxies expire on July 16, 1997 and the voting trust agreements expire on September 15, 1997. See the Company's Annual Report on Form 10-K/A ("Form 10-K/A") attached to the Annual Report to Stockholders enclosed herewith, "Business -- Acquisition of RAFCO." Also includes 4,584,705 shares of which Mr. Fitzner has sole power to dispose or direct the disposition.

(3) Includes 2,500 shares of Preferred Stock owned by Earlene E. Fitzner, Mr. Fitzner's mother, over which shares Mr. Fitzner has sole voting power and of which shares Mr. Fitzner has sole power to dispose or to direct the disposition.

(4) Includes 100,000 shares of Common Stock underlying a stock option, 6,487 shares held in the Company's ESOP Plan and 2,108 shares held in the Company's 401(k) Plan.

(5)  Includes 78,125 underwriter's warrants held by Mr. Long.

(6)  Includes shares underlying the stock options held by Mr. Olson.


                        DIRECTORS AND EXECUTIVE OFFICERS


     Identification of Directors. The present term of office of each director will expire at the next annual meeting of shareholders and when his successor has been elected and qualified. The name, position with the Company, age of each director and the period during which each director has served are as follows:



Name and Position in the Company              Age      Director Since
- --------------------------------              ---      --------------


R. A. Fitzner, Jr ...................          50          1995
Chairman of the Board and Director

Dennis W. Olson .....................          55          1977
President and Director

Robert L. Long ......................          62          1995
Secretary and Director


     Under the terms of the Plan of Reorganization and Exchange Agreement signed by the Company on April 26, 1995 ("RAFCO Agreement") with RAFCO, Ltd., a Nevada corporation ("RAFCO") whereby the Company acquired all of the assets of RAFCO in exchange for which the Company assumed some of RAFCO's liabilities and issued some stock to RAFCO, (see Form 10-K/A, "Business -- Acquisition of RAFCO") six of the seven members of the Company's Board of Directors agreed to resign within 15 days after the date the RAFCO Agreement was signed and Dennis W. Olson, the seventh member of the Board, agreed to accept the resignations of the other six members and to appoint R. A. Fitzner, Jr. and Robert L. Long as directors to fill two of the vacancies created by such resignations. Effective May 23, 1995, the resignations agreed to in the RAFCO Agreement were accepted, Messrs. Fitzner and Long were appointed as directors of the Company to fill two of the vacancies, and the size of the Board of Directors was set at three members. Other than the foregoing, there was no arrangement or understanding between any director or any other person pursuant to which any director was selected as such.

     The Company's Board of Directors held 12 meetings during fiscal year 1995, five of which consisted of consent directors minutes signed by all directors and seven of which were actual meetings at which directors were present in person or by telephone. The Board of Directors has no committees.

     Identification of Executive Officers. Each executive officer will hold office until his successor duly is elected and qualified, until his death, resignation or until he shall be removed in the manner provided by the Company's Bylaws. The Company's executive officers, their ages, positions with the Company and periods during which they served are as follows:


Name of Executive Officer and Position in Company     Age         Officer Since
- -------------------------------------------------     ---         -------------


R. A. Fitzner, Jr.................................    50              1996*
Chairman of the Board

Dennis W. Olson..................................     55              1977
President

Robert L. Long...................................     62              1996*
Secretary

*Mr. Fitzner has been the President of RAF Financial Corporation, a subsidiary of the Company ("RAF"), since 1984 and Mr. Long has been the Senior Vice President of RAF since 1990.

     There was no arrangement or understanding between any executive officer and any other person pursuant to which any person was selected as an executive officer.

     Compliance With Section 16(a) of the Securities Exchange Act of 1934. To the Company's knowledge, during the Company's fiscal year ended September 30, 1995, the only directors, officers or more than 10% shareholders of the Company that failed to timely file a Form 3, Form 4 or Form 5 were Dennis W. Olson, Marlow Lindblom, Roland Haux and Larry Scott, each of whom filed late Forms 5 reporting the following number of transactions involving stock ownership which was the result of participation in the Company's Employee Stock Option Plan
                                        3
and 401(k) retirement plans: Dennis W. Olson: nine transactions reported on five Forms 5; Marlow E. Lindblom: nine transactions reported on five Forms 5; Larry
Scott: nine transactions reported on five Forms 5; and Roland Haux: four transactions reported on three Forms 5.

     Executive Compensation. The following table provides certain information pertaining to the compensation paid by the Company and its subsidiaries for services rendered by Dennis W. Olson, the President of the Company, R. A.
Fitzner, Jr., the President of RAF, and Robert L. Long, the Senior Vice President of RAF. RAF became a subsidiary of the Company in April of 1995.


                           SUMMARY COMPENSATION TABLE

                                                                                                          Long Term
                                                                                                         Compensation
                                                                       Annual Compensation                  Awards
                                                            -------------------------------------------  ------------
                                              Year                                            Other
                                             Ended                                            Annual       Securities     All Other
Name and                                     Septem-                                          Compen-      Underlying      Compensa-
Principal Position                           ber 30,         Salary($)           Bonus($)     sation($)    Options(#)       tion($)
- ------------------                           -------         --------            --------     --------     ---------       ---------


Dennis W. Olson ........................         1995         120,193(a)          10,000         (b)               0         100,000
 President of the ......................         1994         125,960                  0         (b)               0           1,543
 Company ...............................         1993          94,275                  0         (b)         100,000           1,116

R. A. Fitzner, Jr ......................         1995         132,000             40,000         573               0               0
 President of RAF ......................         1994         137,500             40,000         301               0               0
                                                 1993         132,000             40,000         108               0               0

Robert L. Long, ........................         1995         320,500(c)               0         (d)               0               0
 Senior Vice ...........................         1994         453,551(c)               0         (d)               0               0
 President of RAF ......................         1993         359,596(c)               0         (d)               0               0

- ---------------------

(a) See "Employment Contracts and Termination of Employment and Change-In-Control Arrangements" below for a description of Mr. Olson's employment contract with the Company.

(b) The Company provided Mr. Olson with the use of an automobile during fiscal years 1993, 1994 and 1995, and paid a club membership during fiscal years 1993 and 1994, however, these benefits did not exceed 10% of his aggregate cash compensation for the years indicated. Mr. Olson participates in Company sponsored employee insurance programs on the same terms as other employees.

(c)  Mr. Long is compensated on a commission basis only.

(d) Mr. Long's compensation for each of the fiscal years shown does not include warrants received as compensation from RAF. Such warrants do not have value unless and until they are exercised or sold.

     Effective September 30, 1988, the Company adopted an Incentive Stock Option Plan ("Plan"). The purpose of the Plan is to secure and retain key employees of the Company. The Plan authorizes the granting of options to officers, directors, and employees of the Company to purchase 600,000 shares of the Company's Common Stock subject to adjustment for various forms of recapitalization that may occur. Under the Plan, no options may be granted after September 30, 1998, and the fair value of options granted to each optionee cannot exceed $100,000 per year.

     An employee must have six months of continuous employment with the Company before he or she may exercise an option granted under the Plan. Options under the Plan may not be granted at less than fair market value at the date of the grant. Options granted under the Plan are nonassignable and terminate three months after the optionee's employment ceases, except in the case of employment termination due to disability of the optionee, in which event the option expires twelve months from the date employment ceases. The Plan is administered by a committee selected by the Company's Board of Directors.

     Effective December 12, 1988, the Company granted options under the Plan to 37 individuals, which included 32 employees, the Company's three officers, and two outside directors, for each such individual to purchase 4,000 shares at $.70 per share through December 12, 1993. Such grants involved an aggregate of 148,000 shares. Employees hired after December 12, 1988, and with the Company for six consecutive months, were each granted options to purchase 4,000 shares of the Company's stock at the closing price on the date of the grant, limited to a floor of $.70 per share. At September 30, 1995, options to purchase 43,000 shares under the Plan had been exercised and other options previously granted to purchase 342,000 shares had expired. Currently there are no options outstanding and 557,000 shares remain in the Plan.

                        OPTION GRANTS IN LAST FISCAL YEAR

     No options were granted by the Company to R. A. Fitzner, Jr., Dennis W. Olson or Robert L. Long during the Company's fiscal year ended September 30, 1995.

                           AGGREGATED OPTION EXERCISES
                       IN LAST FISCAL YEAR AND FISCAL YEAR
                                END OPTION VALUES

     The following table sets forth information with respect to Dennis W. Olson and Robert L. Long concerning the exercise of options and underwriter's warrants during the Company's last fiscal year ended September 30, 1995, and unexercised options and warrants held as of September 30, 1995. R. A. Fitzner, Jr. does not own any options or warrants to purchase securities of the Company.

                                                                            Number of Securities
                                                                           Underlying Unexercised         Value of In-the-Money
                                                                                 Options at                     Options at
                                                                            September 30, 1995(#)          September 30, 1995($)(1)
                                     Shares Acquired      Value         -----------------------------   ----------------------------
Name                                  on Exercise(#)    Realized($)      Exercisable/   Unexercisable   Exercisable/  Unexercisable
- ----                                 ----------------   -----------      -----------    -------------   -----------   -------------


Dennis W. Olson ...................          - 0 -          - 0 -          100,000          - 0 -          - 0 -          - 0 -

Robert L. Long ....................          - 0 -          - 0 -           78,125          - 0 -          - 0 -          - 0 -

- ------------------------


(1) Value of unexercised in-the-money options or warrants is the market price of the underlying shares of Common Stock at September 30, 1995, less the exercise price of the options or warrants.

     Compensation of Directors--Standard Arrangement.

     Prior to the change in the members of the Board of Directors in May of 1995, directors of the Company who were not employees or officers received $1,000 per quarter.

     Long Term Incentive Plans - Awards in Last Fiscal Year.

     During the year ended September 30, 1995, the executive officers of the Company earned or were awarded shares pursuant to the Company's Employee Stock Ownership Plan and the Company's 401(k) Plan as follows:

                                                           NUMBER OF
                                                           SHARES OF
                                                         THE COMPANY'S
NAME                                                     COMMON STOCK
- -------------------------------------------         ------------------------


Dennis W. Olson ...........................         1,482(1)       642(2)

R. A. Fitzner, Jr .........................             0(1)         0(2)

Robert L. Long ............................             0(1)         0(2)

- -----------------


(1) Pursuant to ESOP Plan. See discussion below with respect to vesting of shares of Common Stock pursuant to the ESOP Plan.

(2) Pursuant to 401(k) Plan. See discussion below with respect to vesting of shares of Common Stock contributed to the 401(k) Plan.

     On September 22, 1989, the Company's Board of Directors adopted an Employee Stock Ownership Plan ("ESOP Plan") which provides in pertinent part that the Company may annually contribute tax deductible funds to the ESOP Plan, at its discretion, which are then allocated to the Company's employees based upon the employees' wages in relation to the total wages of all employees in the ESOP Plan.

     The ESOP Plan provides that more than half of the assets in the ESOP Plan must consist of the Company's Common Stock. The ESOP Plan is administered by a board of trustees under the supervision of an advisory committee, both of which are appointed by the Company's Board of Directors. At September 30,1995, the ESOP Plan owned 493,900 shares of the Company's Common Stock and no other marketable securities. The ESOP Plan also had an outstanding bank loan of $350,000, which was secured by the stock in the ESOP Plan and was guaranteed by the Company. Employees become vested in the shares of the Company's Common Stock after six years in the ESOP Plan. Executive officers participate in the ESOP Plan in the same manner as other employees. Employees are 20% vested after two years in the ESOP Plan, vesting an additional 20% each year up to 100% after six years in the ESOP Plan.

     On April 1, 1991, the Company initiated a 401(k) plan, which provides in pertinent part that the Company's employees may deduct money from their paychecks on a pretax basis, which is invested into any of six investment choices provided by the 401(k) Plan. Taxes on funds invested in the 401(k) Plan are deferred until the money is drawn out, usually at retirement. All employees as of April 1, 1991, were eligible for the 401(k) Plan and new employees after that date become eligible for the 401(k) Plan on the April 1 or October 1 immediately following the completion of one year of employment. As an incentive, the Company provides a matching contribution of shares of the Company's Common Stock at the end of the year. This matching goes to all employees who are with the Company on September 30 and is a dollar for dollar matching up to the first $312. Employees become vested in this matching at the rate of 20% per year, commencing two years after employment begins, and they are 100% vested after six years with the Company. At September 30, 1995, 254,800 shares of the Company's Common Stock had been purchased by the 401(k) Plan. Officers participate in the Plan in the same manner as other employees.

     The Company has no other bonus, profit sharing, pension, retirement, stock purchase, deferred compensation, or other incentive plans, but the shareholders are being asked to approve a new incentive stock option plan at the Meeting. See "Actions to be Taken at Meeting" below.

     Employment Contracts and Termination of Employment and Change-In-Control Arrangements.

     There is no employment contract between the Company or RAF and R. A. Fitzner, Jr. However, Robert L. Long and RAF have an oral agreement whereby Mr. Long receives commissions based on a percentage of the dollar amount of his clients' transactions and the dollar amount of all RAF corporate finance transactions and he receives one half of all warrants received by RAF as compensation for corporate finance transactions.

     Legally effective as of January 1, 1995, the Company entered into an employment agreement with its president, Dennis W. Olson. The employment agreement is for a term of three years ending January 1, 1998; provides for annual compensation and benefits, provides that upon full disability, Mr. Olson will be entitled to full salary for three months, two thirds salary for three months, and one half salary for six months; provides that the employment agreement shall be binding upon any successor to the Company; and the agreement provides that, upon the expiration of the employment agreement, the Company shall be required, at Mr. Olson's option, to purchase from him up to 500,000 shares of the Company's Common Stock at $1.00 per share.

     Transactions With Management and Others and Certain Business Relationships. Certain officers and directors of the Company have in the past made personal loans to the Company when it was in need of short term financing. At April 1, 1996, such loans from affiliates were as follows:


                                                     Interest      Maturity
     Lender                            Amount        Rate          Date
     ------                            ------        --------      --------


     Dennis W. Olson.............     $150,000        11.0%        On Demand


This loan is unsecured, is at a rate that would generally be available from local banking institutions for good customers, and is subordinated to then outstanding bank loans to the Company. All loan transactions with related persons have been on terms no less favorable than those available from third parties. It is probable that the Company will continue to engage in such borrowing activities in the future; however, there are currently no specific plans to do so.

     R. A. Fitzner, Jr. became a director of the Company as a result of the reorganization transaction set forth in the RAFCO Agreement. See Form 10-K/A, "Business -- Acquisition of RAFCO." As a result of such reorganization transaction, Mr. Fitzner received 4,784,705 shares of the Company's Common Stock and 5,000 shares of the Company's Preferred Stock. As a result of such reorganization transaction, the Company assumed the obligation to Mr. Fitzner on a 10% senior subordinated note due December 31, 2003 in the amount of $50,000 and the Company issued 2,500 shares of Preferred Stock to Earlene E. Fitzner, Mr. Fitzner's mother. The Company has assumed the obligation to pay a 10% senior subordinated note due December 31, 2003 in the principal amount of $150,000 to Mr. Fitzner's mother and has assumed the obligation to pay a 10% senior subordinated note due December 31, 2003 in the principal amount of $50,000 to Mr. Fitzner's father, Robert A. Fitzner, Sr.

     Robert L. Long became a director of the Company as a result of the reorganization transaction set forth in the RAFCO Agreement. See Form 10-K/A, "Business -- Acquisition of RAFCO." During 1992, the Company entered into an investment banking agreement with RAF. As of April 26, 1995, RAF became a wholly owned subsidiary of the Company. One of the terms of Mr. Long's employment by RAF is that he will receive a percentage of any investment banking fees received by RAF. Under the investment banking agreement, the Company would be obligated to pay a fee to RAF as a result of the reorganization transaction between the Company and RAFCO which is described in Form 10-K/A, "Business -- Acquisition of RAFCO." RAF waived its portion of any such investment banking fee. On April 26, 1995, the Company agreed to pay a merger and acquisition fee to Mr. Long in the amount of $100,000, which was paid to Mr. Long in 1996.

     Dennis W. Olson is currently an officer and a director of the Company. On April 27, 1995, the Company entered into an agreement to sell certain of its assets to Telecom as described in Form 10-K/A, "Business -- Sale of Directories to Telecom." Pursuant to the Telecom Agreement, Mr. Olson and certain other employees of the Company entered into agreements not to compete with Telecom. As compensation for this noncompetition agreement, Telecom has paid $125,000 out of the total of $250,000 to Mr. Olson. On April 27, 1995, the Company granted an option to Telecom to purchase additional assets of the Company, as described in Form 10-K/A, "Business -- Sale of Option to Telecom." This option is exercisable for a period of two years beginning on June 1, 1997. If Telecom exercises this option, Mr. Olson and certain other employees of the Company will be obligated to enter into additional noncompete agreements with Telecom and will be paid additional amounts in consideration for such noncompete agreements. The amount of such noncompetition payments will not be determined until after Telecom exercises its option.

     On March 22, 1995, Marlow E. Lindblom exercised a stock option and purchased 20,000 shares of Common Stock of the Company at $0.54 per share, and on April 28, 1995, Roland Haux exercised a stock option and purchased 70,000 shares of Common Stock of the Company at $0.58 per share. The Company has repaid the following loans to the president and former officers and directors: Dennis
W. Olson was repaid $20,000 on April 18, 1995 and $50,000 on February 15, 1996; Marlow E. Lindblom was repaid $10,000 on March 21, 1995; and Roland Haux was repaid $40,000 on April 27, 1995.

     The Company does not have any independent directors. The directors who determine the compensation of management are the persons who constitute the management of the Company.

     The Company has been engaged in a private offering of 6,000,000 shares of its Common Stock at $1.00 per share and 6,000,000 Class A Redeemable Common Stock Purchase Warrants ("Class A Warrants") at a price of $0.10 per share since February, 1996 ("Private Offering"). The Private Offering will continue until all securities offered are sold or until the Company decides to terminate the Private Offering. RAF is acting as the selling agent with respect to the Private Offering and has an agreement with the Company whereby it shall receive sales commissions of a maximum of 10% of the amount of securities sold in the Private Offering. In addition, the Company will issue up to a maximum of 600,000 Class B Common Stock Purchase Warrants to RAF upon completion of the Private Offering. RAF will pay a portion of its commission to its employees, including employees of RAF who are affiliates of the Company.

     Prior to May 1, 1997, the Company will file, and thereafter will use its best efforts to cause to become effective, a registration statement with the Securities and Exchange Commission and certain states. The Company will include in such registration statement the resale of the Common Stock sold to investors in the Private Offering and the Common Stock acquired or which may be acquired under the Class A Warrants. The Company may include Common Stock for sale under such registration statement. The Company may enter into an underwriting agreement with RAF in connection with the sale of Common Stock under the registration statement for the Company's account. If such an agreement is entered into, commissions customary in the industry will be paid to RAF and a portion of such commissions will be paid to RAF's employees who are affiliates of the Company.

                         ACTIONS TO BE TAKEN AT MEETING

     The Meeting is called by the Board of Directors to consider and act upon the following matters:

     (1)  The election of the Directors of the Company;

     (2) Amendment of the Company's Articles of Incorporation to change the name of the Company;

     (3) Approval of the 1996 Incentive and Nonstatutory Stock Option Plan for the benefit of eligible employees and consultants of the Company; and

     (4) Such other matters as may properly come before the Meeting or any adjournment thereof.

     The holders of a majority of the outstanding shares of Common Stock and Preferred Stock of the Company, present at the Meeting in person or represented by proxy, shall constitute a quorum. If a quorum is present, directors are elected by a plurality of the vote, i.e., the candidates receiving the highest number of votes cast in favor of their election will be elected to the Board of Directors. As to all other actions voted on at the Meeting, if a quorum is present, the affirmative vote of a majority of the shares entitled to vote at the Meeting shall be the act of the shareholders. Where brokers have not received any instruction from their clients on how to vote on a particular proposal, brokers are permitted to vote on routine proposals but not on nonroutine matters. The absence of votes on nonroutine matters are "broker nonvotes." Abstentions and broker nonvotes will be counted as present for purposes of establishing a quorum, but will have no effect on the election of directors. There are no dissenter's rights applicable to the election of directors. Abstentions and broker nonvotes on proposals other than the election of directors, if any, will be counted as present for purposes of the proposal and will have the effect of a vote against the proposal.

                               PROPOSAL NUMBER ONE

                              ELECTION OF DIRECTORS

     The number of directors on the Company's Board of Directors has been established by the Bylaws of the Company and by resolution of the Board of Directors as three directors. The terms of all of the current directors expire at this Meeting. Each director holds office until the next annual meeting of shareholders following his election and thereafter until his successor has been elected and qualified.

     The persons named in the enclosed form of Proxy will vote the shares represented by such Proxy for the election of the three nominees for directors named below. If, at the time of the Meeting, either of these nominees shall become unavailable for any reason, which event is not expected to occur, the persons entitled to vote the Proxy will vote for such substitute nominee or nominees, if any, as they determine in their sole discretion. If elected, R. A. Fitzner, Jr., Dennis W. Olson and Robert L. Long will hold office until the annual meeting of stockholders to be held in 1997. The nominees for directors, each of whom has consented to serve if elected, are as follows:


     Name of                      Director
     Nominee                       Since            Age                Principal Occupation for Last Five Years
- -----------------                 --------          ---         ------------------------------------------------------------------


R. A. Fitzner, Jr.                  1995              50        President, Chief Executive Officer of RAF since 1984 and Director of RAF since 1986, and a Director of Secutron Corp., a subsidiary of the Company ("Secutron"), since 1986.  Mr. Fitzner became
                                                                Chairman of the Board of the Company in February of 1996 and
                                                                a Director of the Company in May of 1995, after RAF became a wholly owned subsidiary of the Company.

Dennis W. Olson                     1977              55        President and a Director of the Company since 1977.

Robert L. Long                      1995              62        Senior Vice President and Managing Director of the Corporate
                                                                Finance Division of RAF since 1990.  Mr. Long became Secretary of the Company in February of 1996 and a Director of the Company
                                                                in May of 1995 after RAF became a wholly owned subsidiary of the
                                                                Company.

                               PROPOSAL NUMBER TWO

                        CHANGING THE NAME OF THE COMPANY

     The Board of Directors has determined that the Company's business plan should focus on a strong, well capitalized, full service brokerage business and away from the directory publishing business. The Board believes that the Company's name should not be limited to a description of the Company's directory publishing business, but should be more descriptive of the variety of businesses engaged in by the Company. The Board is asking the shareholders to approve an amendment to the Company's Articles of Incorporation to change the name of the Company to a name to be chosen by the Board of Directors which more accurately reflects the Company's current businesses and which name is believed by the Board of Directors to be available nationwide.

                              PROPOSAL NUMBER THREE

                1996 INCENTIVE AND NONSTATUTORY STOCK OPTION PLAN

     Summary. The Company's Board of Directors adopted the 1996 Incentive and Nonstatutory Stock Option Plan ("1996 Plan") on April 8, 1996, subject to stockholder approval at the Meeting. A copy of the 1996 Plan is attached to this Proxy Statement as Exhibit A. The following is a brief summary of the 1996 Plan, which is qualified in its entirety by reference to Exhibit A.

     Options granted under the 1996 Plan may be either Nonstatutory Stock Options ("Nonstatutory Options") or Incentive Stock Options ("Incentive Options"). The purpose of the 1996 Plan is to advance the interests of the Company, its stockholders and its subsidiaries by encouraging and enabling selected officers, directors, employees, independent contractors or agents, upon whose judgment, initiative and effort the Company is largely dependent for the successful conduct of its business, to acquire and retain a proprietary interest in the Company by ownership of its stock through the exercise of stock options.

     Amount of Common Stock Subject to Options Under the 1996 Plan. The 1996 Plan provides for the grant of stock options covering an aggregate of 1,250,000 shares of Common Stock. The number of shares of Common Stock subject to options is subject to equitable adjustments for any stock dividends, stock splits, recapitalizations, reclassifications or any other similar changes which may be required in order to prevent dilution. Any option which is not exercised prior to expiration or which otherwise terminates will thereafter be available for further grant under the 1996 Plan. As of April 8, 1996, no options had been granted under the 1996 Plan.

     Administration of the 1996 Plan. The 1996 Plan may be administered by the Board of Directors or by a committee consisting of not fewer than two members of the Board (the "Committee"), provided however, that the 1996 Plan must be administered by the Committee if the Company registers any equity security pursuant to Section 12 of the Securities and Exchange Act, as amended ("Exchange Act"), during the period beginning on the effective date of such registration until six months after the termination of such registration. Options may not be granted under the 1996 Plan to members of the Committee for one year prior to appointment to the Committee or while serving on the Committee, if the Company registers any equity security pursuant to Section 12 of the Exchange Act. Subject to the conditions set forth in the 1996 Plan, the Board of Directors or the Committee has full and final authority to determine the number of options, the individuals to whom and the time or times at which such options shall be granted and be exercisable, their exercise prices and the terms and provisions of the respective agreements to be entered into at the time of grant, which may vary. The 1996 Plan is intended to be flexible, and a significant amount of discretion is vested in the Board of Directors or Committee with respect to all aspects of the options to be granted under the 1996 Plan.

     Participants. Nonstatutory Options may be granted under the 1996 Plan to any person who is or who agrees to become an officer, director, employee, independent contractor or agent of the Company or any of its subsidiaries. Incentive Options may be granted only to persons who are employees of the Company or any of its subsidiaries. As of December 15, 1995, the Company and its subsidiaries had approximately 318 employees.

     Exercise Price. The exercise price of each Nonstatutory Option granted under the 1996 Plan shall be determined by the Board of Directors or the Committee. The exercise price of each Incentive Option granted under the 1996 Plan shall be determined by the Board of Directors or the Committee and shall in no event be less than 100% (110% in the case of a person who owns directly or indirectly more than 10% of the Common Stock) of the fair market value of the shares on the date of grant. The payment of the exercise price of an option may be made in cash or shares of Common Stock, as more fully described under "Exercise of Options." Fair market value shall be determined by the Board of Directors or the Committee in accordance with the 1996 Plan and such determination shall be binding upon the Company and upon the holder. The market value of the Common Stock on April 4, 1996 was $1.00 per share.

     Terms of Options. Options may be granted for a term of up to 10 years (five years in the case of Incentive Options granted to a person who owns directly or indirectly more than 10% of the Common Stock), which may extend beyond the term of the 1996 Plan.

     Exercise of Options. The terms governing the exercise of options granted under the 1996 Plan shall be determined by the Board of Directors or the Committee, which may limit the number of options exercisable in any period. Payment of the exercise price upon exercise of an option may be made in any combination of cash and shares of Common Stock, including the automatic application of shares of Common Stock received upon exercise of an option to satisfy the exercise price of additional options (unless the Board of Directors or the Committee provides otherwise). Where payment is made in Common Stock, such Common Stock shall be valued for such purpose at the fair market value of such shares on the date of exercise. In no event shall an option granted under the 1996 Plan be exercisable prior to the date of stockholder approval of the 1996 Plan.

     Nontransferability. Options granted under the 1996 Plan are not transferable or assignable, other than by will or the laws of descent and distribution and, during the lifetime of the holder, options are exercisable only by the holder.

     Termination of Relationship. Except as the Committee or the Board of Directors may expressly determine otherwise, if the holder of an option ceases to be employed by or to have another qualifying relationship (such as that of director, independent contractor or agent) with the Company or any of its subsidiaries other than by reason of the holder's death or permanent disability, all options granted to such holder under the 1996 Plan shall terminate immediately, except for options which were exercisable on the date of such termination of relationship, which options shall terminate 60 days after the date of such termination of relationship unless such options expire or terminate earlier. However, if a new qualifying relationship is established before the end of such 60 day period, such exercisable options shall continue until their expiration or earlier termination. In the event of the death or permanent disability of the holder of an option, except as the Committee or the Board of Directors may expressly determine otherwise, options may be exercised to the extent that the holder might have exercised the options on the date of death or permanent disability for a period of up to 12 months following the date of death or permanent disability, unless by their terms the options expire before the end of such 12 month period.

     Amendment and Termination of the 1996 Plan. The Board of Directors may at any time and from time to time amend or terminate the 1996 Plan, but may not, without the approval of the stockholders of the Company representing a majority of the voting power, increase the maximum number of shares of Common Stock subject to options which may be granted under the 1996 Plan, change the class of eligible participants or make any material amendment if the Company has a class of equity securities registered under Section 12 of the Exchange Act at the time of such revision or amendment. No amendment or termination of the 1996 Plan by the Board of Directors may alter or impair any of the rights under any option granted under the 1996 Plan without the holder's consent.

     Effective Date and Term of the 1996 Plan. Options may be granted under the 1996 Plan during its 10 year term, which commenced on April 8, 1996.

Certain Federal Income Tax Consequences.

     Incentive Options. The Company believes that with respect to Incentive Options granted under the 1996 Plan, no income generally will be recognized by an optionee for federal income tax purposes at the time such an option is granted or at the time it is exercised. If the optionee makes no disposition of the shares so received within two years from the date the Incentive Option was granted and one year from the receipt of the shares pursuant to the exercise of the Incentive Option, he will generally recognize long term capital gain or loss upon disposition of the shares.

     If the optionee disposes of shares acquired by exercise of an Incentive Option before the expiration of the applicable holding period, any amount realized from such a disqualifying disposition will be taxable as ordinary income in the year of disposition generally to the extent that the lesser of the fair market value of the shares on the date the option was exercised or the fair market value at the time of such disposition exceeds the exercise price. Any amount realized upon such a disposition in excess of the fair market value of the shares on the date of exercise generally will be treated as long term or short term capital gain, depending on the holding period of the shares. A disqualifying disposition will include the use of shares acquired upon exercise of an Incentive Option in satisfaction of the exercise price of another option prior to the satisfaction of the applicable holding period.

     The Company will not be allowed a deduction for federal income tax purposes at the time of the grant or exercise of an Incentive Option. At the time of a disqualifying disposition by an optionee, the Company will be entitled to a deduction for federal income tax purposes equal to the amount taxable to the optionee as ordinary income in connection with such disqualifying disposition (assuming that such amount constitutes reasonable compensation).

     Nonstatutory Options. The Company believes that the grant of a Nonstatutory Option under the 1996 Plan will not be subject to federal income tax. Upon exercise, the optionee generally will recognize ordinary income, and the Company will be entitled to a corresponding deduction for federal income tax purposes (assuming that such compensation is reasonable), in an amount equal to the excess of the fair market value of the shares on the date of exercise over the exercise price. Gain or loss on the subsequent sale of shares received on exercise of a Nonstatutory Option generally will be long term or short term capital gain or loss, depending on the holding period of the shares.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors has selected KPMG Peat Marwick, Denver, Colorado, as the Company's principal accountant for fiscal year 1996. Representatives of KPMG Peat Marwick are not expected to be present at the Meeting and, therefore, will not make a statement or be available to respond to appropriate questions.

     Changes in and Disagreements With Accountants on Accounting and Financial Disclosure. There were no changes in accountants or disagreements of the type required to be reported under this item between the Company and its independent accountants during the fiscal year ended September 30, 1994.

     On September 1, 1995, the Company's former accountant, Eide Helmeke & Co. ("Eide"), located in Bismarck, North Dakota, resigned as the Company's principal accountant. Eide's report on the Company's consolidated financial statements for the fiscal year ended September 30, 1994 did not contain an adverse opinion or a disclaimer of opinion, nor was it qualified or modified as to any uncertainty, audit, scope or accounting principles. Following the Company's acquisition of RAFCO in April 1995, the Board of Directors recommended and approved a change in accountants from Eide to KPMG Peat Marwick, LLP. During the Company's fiscal years ended September 30, 1993, and 1994, and during the interim period from October 1, 1994 through April 30, 1995, there were no disagreements with Eide on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to Eide's satisfaction, would have caused it to make a reference to the subject matter of the disagreement in connection with its report. The Company engaged KPMG Peat Marwick, Denver, Colorado, as its principal accountant on September 29, 1995.


                         ANNUAL REPORT TO SHAREHOLDERS

     This proxy statement is accompanied by a copy of the Company's Annual Report to Shareholders for the fiscal year ended September 30, 1995. The Company will provide without charge to each person to whom a copy of this Proxy Statement has been delivered, on the written or oral request of such person, by first class mail or equally prompt means, within one business day of the receipt of such request, a copy of the Company's 1995 Annual Report on Form 10-K/A as filed with the Securities and Exchange Commission. Requests for such copies should be directed to Robert L. Long, Secretary, at the Company at its principal offices, One Norwest Center, 1700 Lincoln Street, 32nd Floor, Denver, Colorado, 80203, or by telephone at (303) 860-1700.

                              STOCKHOLDER PROPOSALS

     Proposals of stockholders intended to be presented at the next annual meeting of the Company's stockholders must be received by the Company within a reasonable time prior to the mailing of the proxy statement for such Meeting but no later than December 17, 1996.

                             SOLICITATION OF PROXIES

     The cost of soliciting proxies, including the cost of preparing, assembling and mailing this proxy material to stockholders, will be borne by the Company. Solicitations will be made only by use of the mails, except that, if necessary to obtain a quorum, officers and regular employees of the Company may make solicitations of proxies by telephone or electronic facsimile or by personal calls. Brokerage houses, custodians, nominees and fiduciaries will be requested to forward the proxy soliciting material to the beneficial owners of the Company's shares held of record by such persons and the Company will reimburse them for their charges and expenses in this connection.

                                 OTHER BUSINESS

     The Company's Board of Directors does not know of any matters to be presented at the Meeting other than the matters set forth herein. If any other business should come before the Meeting, the persons named in the enclosed form of Proxy will vote such Proxy according to their judgment on such matters.

                           By Order of the Board of Directors

                           Robert L. Long, Secretary

Denver, Colorado
April 15, 1996

                                      PROXY

                        FRONTEER DIRECTORY COMPANY, INC.
                    PROXY SOLICITED BY THE BOARD OF DIRECTORS
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 3, 1996

     The undersigned hereby constitutes and appoints R. A. Fitzner,  Jr., Dennis
W. Olson, Robert L. Long, and each of them, the true and lawful attorneys and proxies of the undersigned with full power of substitution and appointment, for and in the name, place and stead of the undersigned, to act for and to vote all of the undersigned's shares of common stock and Series A Voting Cumulative Preferred Stock of Fronteer Directory Company, Inc. ("Company") at the Annual Meeting of Stockholders (the "Meeting") to be held at the Holiday Inn, Sixth and Broadway, Bismarck, North Dakota, on May 3, 1996, at 4:00 p.m., Central Standard Time, and at all adjournments thereof for the following purposes:

     1. Election of Directors.

        [  ] FOR THE DIRECTOR               [  ]  WITHHOLD AUTHORITY TO VOTE FOR
             NOMINEES LISTED BELOW                ALL NOMINEES LISTED BELOW
             (EXCEPT AS MARKED TO
             THE CONTRARY BELOW)

     INSTRUCTIONS:   TO   WITHHOLD   AUTHORITY  TO   VOTE   FOR  ANY  INDIVIDUAL
     NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW.

                                    R. A. Fitzner, Jr.
                                    Dennis W. Olson
                                    Robert L. Long

     2. Amendment of Articles of Incorporation to change the name of the Company.

        [  ] FOR            [  ] AGAINST               [  ] ABSTAIN FROM VOTING

     3. Approval of the 1996 Incentive and Nonstatutory Stock Option Plan for the benefit of eligible employees and consultants of the Company.

        [  ]  FOR           [  ] AGAINST               [  ] ABSTAIN FROM VOTING

     4. In their discretion, the Proxies are authorized to vote upon such other business as lawfully may come before the Meeting.

     The undersigned hereby revokes any proxies as to said shares heretofore given by the undersigned and ratifies and confirms all that said attorneys and proxies lawfully may do by virtue hereof.

     THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THEN THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AT THE MEETING (1) FOR ELECTION OF THE NOMINEES FOR DIRECTOR AS SELECTED BY THE BOARD OF DIRECTORS; (2) TO AMEND THE ARTICLES OF INCORPORATION; AND (3) TO APPROVE THE INCENTIVE STOCK OPTION PLAN.

     It is understood that this proxy confers discretionary authority in respect to matters not known or determined at the time of the mailing of the Notice of Annual Meeting of Stockholders to the undersigned. The proxies and attorneys intend to vote the shares represented by this proxy on such matters, if any, as determined by the Board of Directors.

     The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and the Proxy Statement furnished therewith.

                                        Dated and Signed:


                                        ---------------------------------, 1996

                                        ---------------------------------------

                                        ---------------------------------------

                                             Signature(s)  should agree with the
                                        name(s)  stenciled  hereon.   Executors,
                                        administrators,  trustee,  guardians and
                                        attorneys   should  so   indicate   when
                                        signing. Attorneys should submit powers of attorney